FOR RELEASE May 5, 2011

Contact: ICR, LLC

Ashley De Simone

(646) 277-1227

Chindex International, Inc. to Report Financial Results for the
Three Month Period Ended March 31, 2011

Bethesda, Maryland – May 5, 2011 - Chindex International, Inc. (NASDAQ: CHDX), founded in 1981, an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that the Company plans to release financial results for the three month period ended March 31, 2011, on May 9, 2011, after the market closes. Management will host a conference call at 8:00 am ET the following morning, on May 10, 2011, to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until May 17, 2011, by dialing (U.S. domestic) 1-800-642-1687 or (international) 1-706-645-9291, passcode 65853259. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.